UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023

23andMe Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	001-39587	87-1240344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 938-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	ME	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2023, the Compensation Committee of the Board of Directors of 23andMe Holding Co. (the “Company”) approved the grant of annual long-term equity awards for the fiscal year ending March 31, 2024 (the “Fiscal 2024 Long-Term Equity Awards”). Accordingly, the Company’s principal executive officer, principal financial officer, and other named executive officer were granted the following Fiscal 2024 Long-Term Equity Awards:

Executive Officer	Title	Restricted Stock Units(1)(3) (#)	Stock Options(2)(3) (#)
Anne Wojcicki	Chief Executive Officer	—	9,527,115
Joseph Selsavage	Interim Chief Financial and Accounting Officer	1,025,992	496,204
Kathy Hibbs	Chief Administrative Officer	1,025,992	496,204

(1)	The restricted stock units (“RSUs”) will vest over three years in 1/12 quarterly installments commencing on February 20, 2024, subject to the executive officer’s continued employment with the Company.
(2)

The stock options (“options”) will vest over three years in 1/36 monthly installments commencing on October 15, 2023, subject to the executive officer’s continued employment with the Company. The exercise price of the options is $1.10.

(3)	The RSUs and options were granted on September 15, 2023 under the 23andMe Holding Co. Amended and Restated 2021 Incentive Equity Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

23ANDME HOLDING CO.

By:	/s/ Joseph Selsavage
Name: Joseph Selsavage
Title: Interim Chief Financial and Accounting Officer

Dated: September 19, 2023